EXHIBIT 3.20

                                  BYLAWS

                                    OF

                        COAST RECYCLING NORTH, INC.


                                   ARTICLE I

                                    OFFICES

               Section 1.01. Principal Executive Office. The principal executive office of the corporation shall be located at Watsonville, California. This location may be changed by a resolution adopted by the Board of Directors of the corporation.

               Section 1.02. Other Offices. Subject to the corporation's compliance with any state, county or municipal requirements, the corporation may establish other offices at locations within or without California, as designated by the Board of Directors of the corporation.

                                  ARTICLE II

                                  DIRECTORS

               Section 2.01. Definitions. The words "Board" or "Directors" as used in these Bylaws, with regard to any action requiring the approval of the Board of Directors, shall mean the Board of Directors of the corporation.

               Section 2.02. Responsibility of the Board. Subject to requirements of law and limitations in the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

               Section 2.03. Number of Directors. The number of directors of the corporation shall be three (3). After the issuance of shares, a bylaw changing the number of directors, or changing to a variable board, may be adopted in a manner consistent with the requirements of law.

               Section 2.04. Election and Term of Office. At each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he or she is elected and until a successor is elected and qualified, or until death, resignation or removal.

               Section 2.05. Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board, unless the notice specifies a future date for the effectiveness of the director's resignation. If the resignation is effective at a future date, a successor may be elected to take office when the resignation becomes effective.

               Section 2.06. Vacancies. Any vacancies on the Board, including any vacancies caused by the removal of directors, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

               The shareholders may, at any time and in a manner consistent with the requirements of law, elect a director to fill any vacancy not filled by the directors.

               Section 2.07. Compensation. The directors shall not be compensated for their services as directors, but the Board may determine the amount to be paid to directors as reimbursement for their expenses. The provisions of this section do not prohibit a director from serving the corporation in a capacity other than as a director and being compensated for those services.

               Section 2.08. Board Committees. By resolution adopted by a majority of the authorized number of directors, the Board may designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

               To the extent authorized by the Board, and subject to the restrictions and limitations of law, any Board committee shall have all the authority of the Board.

                                ARTICLE III

                           MEETINGS OF DIRECTORS

               Section 3.01. Call of Meetings. Meetings of the Board may he called by the Chairman of the Board, if any, or the President or any Vice President or the Secretary.

               Section 3.02. Place of Meetings. Meetings of the Board may be held at any place within or without California, as designated in the notice of the meeting. If not designated in the notice, or if there is no notice, meetings shall be held at any place designated by resolution of the Board, or in the absence of a Board resolution, at the principal executive office of the corporation.

               Section 3.03. Time of Regular Meetings. Regular meetings of the Board shall be held at the times designated in a resolution adopted by the Board.

               Section 3.04. Notice of Meetings. Regular meetings of the Board may be held without notice if the time and place of the meetings are fixed in these Bylaws or in a resolution adopted by the Board. Special meetings of the Board shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph. A notice need not specify the purpose of any regular or special meeting.

               Each director shall provide the Secretary with his or her current address and the notice of any meeting sent to that address shall constitute a valid notice.

               Section 3.05. Waiver of Notice. Notice of a meeting need not be given to any director who, either before or after the meeting, signs a waiver of notice, a consent to holding the meeting or an approval of the meeting's minutes, or who attends the meeting, without protesting, either before or at the meeting's commencement, a lack of notice to that director. All waivers, consents and approvals pursuant to this section shall be filed with the corporate records or made a part of the meeting's minutes.

               Section 3.06. Quorum and Board Actions. A majority of the authorized number of directors shall constitute a quorum of the Board for the transaction of business. Subject to the provisions of Corporations Code sections 310 and 317 (e), every act or decision by a majority of the directors present at a meeting duly held, at which a quorum is present, is the act of the Board. If directors withdraw from a meeting at which a quorum is initially present, the remaining directors may continue to transact business, provided that any action taken must be approved by at least a majority of the required quorum for such meeting.

               Section 3.07. Adjournment. A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of the time and place of the adjourned meeting shall be given to any director who was not present at the time of adjournment.

               Section 3.08. Conduct of Meetings. The Chairman of the Board of the corporation, or if there is none, the President, or, in the absence of the Chairman of the Board or the President, an officer designated by such officer, or in the absence of any designation, a director chosen by a majority of the directors present, shall preside over meetings of the Board. The Secretary of the corporation, or, in the absence of the Secretary, any person selected by the presiding officer, shall act as Secretary of the Board.

               Section 3.09. Telephone Participation. Directors may participate in Board meetings through the use of a conference telephone or similar communications equipment, so long as all directors participating in the meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

               Section 3.10.   Action Without Meeting.   Any action required
or permitted to be taken by the Board may be taken without a meeting, if all members of the Board individually or collectively consent in writing to the action. The written consent or consents shall be filed with the minutes of Board proceedings, and the action by written consent shall have the same force and effect as a unanimous vote of the directors.

               Section 3.11. Meetings of Board Committees. The foregoing sections of this Article shall also apply to meetings of Board committees.

                                ARTICLE IV

                                 OFFICERS

               Section 4.01. Number. The corporation shall have a President, a Secretary and a Chief Financial Officer. The Board may also elect, in its discretion, other officers, including a Chairman of the Board and one or more Vice Presidents. Any number of offices may be held by the same person.

               Section 4.02. Term of Office. These officers shall be chosen by the Board and shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any employment contract.

               Section 4.03. Additional Offices. The Board, or any officer or committee designated by the Board, may appoint additional officers as may be necessary to enable the corporation to sign instruments and share certificates. Any officer appointed pursuant to this section shall have the authority, duties and term of office designated in these Bylaws or by the Board.

               Section 4.04. Removal and Resignation. Subject to any rights of any officer under any employment contract, the Board or an officer designated by the Board may remove an officer, with or without cause.

               An officer may resign by giving written notice to the Board of Directors, the President or the Secretary of the corporation. The resignation is effective at the time specified in the notice, or if no time is specified at the time the notice is received. Acceptance of an officer's resignation is only required if so specified in the notice. Any officer's resignation is without prejudice to the corporation's rights under any contract to which the officer is a party.

               Section 4.05. Vacancies. The Board shall fill a vacancy in the office of the President, the Secretary or the Chief Financial Officer as soon as reasonably possible. If any other office is vacant, the Board may fill the office or leave it vacant. A succeeding officer shall be chosen at the pleasure of the Board, subject to any rights of the officer under any employment contract.

               Section 4.06. Chairman of the Board. The Chairman of the Board, if any, shall preside over all meetings of the Board at which he or she is present and shall have any other duties or powers designated by the Board or in these Bylaws.

               Section 4.07. President. The President shall be the Chief Executive Officer of the corporation. Under the control of the Board, the President shall have general supervision and control of the corporation's business and officers, including the powers and duties of management that are commonly associated with that office. Pursuant to this authority, the President shall have the following powers and duties:

               (a) To preside over all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there is none, over all meetings of the Board.

               (b) To sign the corporation's share certificates in the manner and with the other officers prescribed by these Bylaws.

               (c) To sign deeds, conveyances, promissory notes, deeds of trust and any other instruments of the corporation on behalf of the corporation and subject to the Board's authorization.

               (d) Any other powers and duties designated by the Board or in these Bylaws.

               Section 4.08. Vice President. Each Vice President shall have the powers and duties designated by the Board, or in these Bylaws, or assigned to him or her by the Chief Executive Officer. In the absence of the Chief Executive officer, the Vice President(s) shall have all the powers and duties of the Chief Executive Officer.

               Section 4.09. Secretary. The Secretary shall have the following powers and duties:

               (a) To have custody of the corporate seal and corporate records.

               (b) To notice as required in these Bylaws or by law.

               (c) To act as Secretary at all meetings of the shareholders and the Board and to record all actions taken at those meetings.

               (d) To keep all minutes of the proceedings of the shareholders, Board and Board committees in a minute book at a place designated by the Board or, if not designated, at the corporation's principal executive office.

               (e) To keep a record of the names and addresses of the corporation's shareholders and the number and class of shares held by each of them at the corporation's principal executive office.

               (f) Any other powers and duties designated by the Board or in these Bylaws or incident to the office of Secretary.

               Section 4.10. Assistant Secretary. The Assistant Secretary shall have the powers and duties designated by the Board or in these Bylaws or assigned to him or her by the Secretary. At the request or in the absence of the Secretary, the Assistant Secretary shall have all the powers and duties of the Secretary.

               Section 4.11.  Chief Financial Officer.   The Chief Financial
Officer, who may be designated as the Treasurer, shall have the following powers and duties:

               (a) To keep and maintain accurate and sufficient books and records of account.

               (b) To have custody and responsibility for all of the corporation's funds.

               (c) To deposit the corporation's funds, in the name of the corporation, in any depositories designated by the Board or an authorized officer.

               (d) To disburse the corporation's funds as directed by the Board or an authorized officer.

               (e) To receive, on behalf of the corporation, any amounts due the corporation.

               (f) To provide the directors and the Chief Executive Officer, upon request, with financial reports and an account of all transactions as Chief Financial Officer.

               (g) Any other duties designated by the Board or in these Bylaws or incident to the office of Chief Financial Officer.

               Section 4.12 Assistant Treasurer. The Assistant Treasurer shall have the powers and duties designated by the Board, or in these Bylaws, or assigned to him or her by the Chief Financial Officer. At the request or in the absence of the Chief Financial Officer, the Assistant Treasurer(s) shall have all the powers and duties of the Chief Financial Officer.

               Section 4.13. Compensation. The Board shall determine the salaries and compensation of the officers. An officer shall not be denied compensation on the ground that he or she is a director of the corporation.

                                 ARTICLE V

                       GENERAL CORPORATE ACTIVITIES

               Section 5.01. Execution of Instruments. Unless otherwise provided in these Bylaws, the Board may authorize any officer or agent of the corporation to enter into any contract, or to execute and deliver any instrument, on behalf of the corporation. The Board's authorization may be general or may be limited to specific instances, but in the absence of that authorization, no officer, agent or employee shall have any power or authority to bind the corporation, pledge its credit or subject it to any liability for any purpose or in any amount.

               Section 5.02. Endorsement of Checks and Drafts. The Board may designate, or may authorize any officer to designate, one or more persons to sign or countersign, or both, checks, drafts or other orders for the payment of money by the corporation.

               Section 5.03. Voting of Corporation's Shares. Unless otherwise provided by the Board, the President or the Secretary, or any person designated by the President or the Secretary, shall represent and vote, on behalf of the corporation, any shares of any other corporation standing in the name of this corporation. This authority may be exercised in person or by proxy duly executed by the authorized representative.

                                ARTICLE VI

               ISSUANCE, CERTIFICATES AND TRANSFER OF SHARES

               Section 6.01. Requirements of Share Certificates. Every shareholder in the corporation shall be entitled to have a share certificate signed in the name of the corporation by the Chairman of the Board, if any, the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or any series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. All certificates shall be in a form authorized by the Board and in accordance with the requirements of law.

               In the event that any officer, transfer agent or registrar ceases to act in that capacity after his or her signature has been placed upon a certificate, but before the certificate is issued, the certificate may be issued with the same effect as though the person were an officer, transfer agent or registrar at the date of issue.

               Section 6.02. Issuance and Transfer of Certificates. When a share certificate is presented to the Secretary or any transfer agent of the corporation with a request to register transfer, and the certificate is duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Secretary shall, subject to any requirements of law, issue a new share certificate to the transferee, cancel the old certificate and enter that transaction in the corporation's books.

               The corporation may issue a new share certificate to replace any previously issued certificate that is alleged to have been lost, stolen or destroyed, and may require the certificate's owner, or his or her legal representative, to give the corporation a bond or security sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction or the issuance of the new certificate.

               The Board may adopt any additional rules and regulations, in accordance with these Bylaws and provisions of law, governing the issuance, transfer and registration of share certificates. The Board may, in its discretion, appoint one or more transfer agents or registrars, or both.

               Section 6.03. Shareholders of Record. The Board may fix, in advance, a record date for determining the shareholders entitled to notice of or to vote at any meeting, or to take any action by written consent, or entitled to receive any dividend or distribution or allotment of rights, or to exercise rights in respect of any other lawful action. The record date shall not be more than 60 nor less than 10 days prior to the date of any meeting and shall not be more than 60 days prior to the date of any other action.

               The determination of shareholders for these purposes shall be conclusive, notwithstanding the transfer of any shares on the corporation's books after the record date.

               Section 6.04. Prohibition of Fractional Shares. The corporation shall not issue fractions of a share either originally or on transfer, but, in connection with any original issuance of shares, the corporation shall arrange for the disposition or redemption of fractional interests, by or from those entitled to them, in the manner provided by law.

               Section 6.05. Prohibition of Partly Paid Shares. Every subscriber to shares and every person to whom shares are originally issued shall pay the full agreed consideration prior to or concurrent with the issuance of shares. The corporation shall not issue all or any part of its shares as partly paid or subject to call for the remainder of any consideration to be paid for the shares.

                                ARTICLE VII

                         MEETINGS OF SHAREHOLDERS

               Section 7.01. Place of Meetings. Meetings of the shareholders may be held at any place within or without California, as designated in the notice of the meeting. If not designated in the notice or if there is no notice, meetings shall be held at any place designated by the Board, or, in the absence of the Board's designation, at the principal executive office of the corporation.

               Section 7.02. Annual Meeting. The annual meeting of the shareholders shall be held each year at the time and on the date designated by the Board, provided that the designated date shall be no later than 6 months after the end of the corporation's fiscal year and 15 months after the corporation's last annual meeting. Directors shall be elected and any other appropriate business may be transacted at that meeting.

               Section 7.03. Special Meetings. Special meetings of the shareholders may be called by the Board, the Chairman of the Board, if any, the President or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting or such additional persons as designated in the Articles of Incorporation or Bylaws. Upon written request to the Chairman of the Board, if any, the President, any Vice President or the Secretary by any person, other than the Board, entitled to call a special meeting of the shareholders, the officer shall forthwith cause notice to be given to the shareholders entitled to vote at the meeting that a meeting will be held, at the time requested by the person or persons calling the meeting. The time of the meeting shall not be less than 35 nor more than 60 days after the officer's receipt of the request. If the officer does not give the notice within 20 days after receipt of the request, the person or persons entitled to call the meeting may give the notice.

               Section 7.04. Notice of Meetings. Written notice of meetings of the shareholders shall be given to each shareholder entitled to vote at the meeting. The notice shall be given not less than 10 (or if sent by third-class mail, 30), nor more than 60 days, prior to the date of the meeting and shall state the place, date and hour of the meeting. In the case of a special meeting, the notice shall state the general nature of the business to be transacted. In the case of an annual meeting, the notice shall state the matters which the Board intends to present for action by the shareholders. If any proposal pursuant to Corporations Code sections 310 (interested directors), 902 (amendment of articles after issuance of shares), 1201 (reorganization), 1900 (voluntary dissolution) or 2007 (distribution not in accordance with rights of preferred shareholders) is to be considered at the meeting, the notice shall state the general nature of the proposal. Notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

               Notice of any meeting of the shareholders shall be given personally, by first-class mail, postage prepaid, or by any other means of written communication. The notice shall be addressed to the shareholder at the shareholder's address appearing on the corporation's books or given by the shareholder to the corporation for the purpose of notice. If no address appears or has been given, the notice shall be given at the corporation's principal executive office or by publication, published at least once, in a newspaper of general circulation in the county in which the corporation's principal executive office is located.

               Section 7.05. Notice of Adjourned Meetings. Unless otherwise provided by law, notice of an adjourned meeting of the shareholders need only be given if the time and place of the meeting are not announced at the meeting at which adjournment is taken, if the adjournment is for more than 45 days, or if, after adjournment, a new record date is fixed for the adjourned meeting. If required, notice shall be given to each shareholder of record entitled to vote at the meeting.

               Section 7.06. Waiver of Notice. The transactions of any meeting of the shareholders, however called and noticed, and wherever held, shall be as valid as though conducted at a meeting duly held and notified if a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the persons, entitled to vote who are not present in person or by proxy signs a written waiver of notice, consent to holding the meeting or approval of the meeting's minutes. All waivers, consents and approvals shall be filed with the corporation's records or made a part of the meeting's minutes.

               Unless a person objects, at the beginning of a meeting, to the transaction of business because the meeting is not lawfully called or convened, the attendance of a person at a meeting shall constitute a waiver of notice of the meeting and presence at the meeting. However, attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but which are not included if the objection is expressly made at the meeting.

               Section 7.07. Quorum and Shareholder Actions. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. In the absence of a quorum, any meeting of the shareholders may be adjourned by the vote of a majority of the shares present in person or by proxy, but, except as provided in the following paragraph, no other business shall be transacted.

               Except as provided in the following sentence, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or by the Articles of Incorporation; provided, however, that the shareholders present at a duly called or duly held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

               Section 7.08. Voting of Shares. Except as otherwise provided in this section or in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote of the shareholders.

               On any matter other than election of directors, any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares the shareholder is entitled to vote.

               Elections of directors need not be by ballot. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for the directors, up to the number of directors to be elected by those shares, shall be elected; votes against a director and votes withheld shall have no legal effect.

               Every shareholder entitled to vote at any election of directors may cumulate votes as permitted and in the manner provided by law.

               Section 7.09. Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to the shares. Any proxy shall be signed by the shareholder or the shareholder's attorney in fact and filed with the Secretary of the corporation. A proxy is deemed signed if the shareholder's name is placed on the proxy by manual signature, typewriting, telegraphic transmission or otherwise, by the shareholder or the shareholder's attorney in fact.

               Unless otherwise provided in the proxy, no proxy shall be valid after the expiration of 11 months from the date of the proxy. Subject to the foregoing limitation and with the exception of a proxy that states that it is irrevocable, every proxy continues in full force and effect until revoked by the person executing the proxy before the vote pursuant to the proxy is taken or by the written notice of the death or incapacity of the proxy maker, received by the corporation before the vote is counted. A proxy may be revoked in any of the following ways: (1) by the delivery of a writing to the corporation stating that the proxy is revoked; (2) by the presentation to the meeting of a subsequent proxy executed by the person who executed the initial proxy; or (3) by the attendance at the meeting and voting in person by the person executing the proxy.

               The Board may, prior to any annual or special meeting of the shareholders, designate additional rules and regulations governing the execution, filing and validation of proxies intended to be voted at the meeting.

               Section 7.10. Conduct of Meetings. The Chairman of the Board, if any, or the President of the corporation, or in the absence of such officer(s) an officer designated by the Chairman of the Board, if any, or the President, or in the absence of both of those officers, a person chosen by the vote of a majority of the shares present, in person or by proxy, and entitled to vote, shall act as chairman at meetings of the shareholders. The Secretary of the corporation, or in the absence of the Secretary, any person elected by the Chairman, shall act as Secretary at those meetings.

               Section 7.11. Action Without Meeting. Except as otherwise provided in this section, any action that may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action, is signed by the holders of outstanding shares having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all the shares entitled to vote on the action were present and voted.

               Directors may be elected without a meeting only by the unanimous written consent of all the shares entitled to vote for the election of directors; provided, however, that, in the case of a Board vacancy that has not been filled by the directors and was not caused by removal, directors may be elected by the written consent of a majority of the outstanding shares entitled to vote for directors.

               Unless the consent of all shareholders entitled to vote has been solicited in writing or unless approval is by unanimous consent, the following requirements apply to actions taken or approved without a meeting:

               (a) Notice of any shareholder approval pursuant to Corporations Code sections 310 (interested directors), 317 (indemnification of corporate agents), 1201 (reorganizations) or 2007 (distribution not in accordance with rights of preferred shares) shall be given at least 10 days prior to the consummation of the action authorized by the approval.

               (b) Notice of any other corporate action approved by shareholders without a meeting by less than unanimous written consent must be given promptly.

               In each case, notice shall be given to those shareholders entitled to vote who have not consented in writing.

                               ARTICLE VIII

                       CORPORATE RECORDS AND REPORTS

               Section 8.01. Minutes, Books and Records. The officers of the corporation shall keep adequate and correct books and records of account in written form or in any other form capable of being converted into written form. The officers shall also keep minutes of the proceedings of its shareholders, the Board and Board committees in written form. These books, records and minutes shall be kept at a place designated by the Board, or in the absence of any designation, at the corporation's principal executive office.

               Section 8.02. Record of Shareholders. The officers of the corporation shall keep a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, at the office of its transfer agent or registrar or at the corporation's principal executive office.

               Section 8.03. Annual Report. So long as the corporation has less than 100 shareholders of record, determined as provided in Corporations Code section 605, the requirement for an annual report to shareholders pursuant to Corporations Code section 1501 is expressly waived; provided, however, that nothing contained in this section shall be construed to prohibit the Board, in its discretion, from issuing annual and other reports to the shareholders.

                                ARTICLE IX

                              INDEMNIFICATION

               Section 9.01. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "Proceeding") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent (hereafter, an "Agent"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this
Article IX) incurred or suffered by such persons in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereafter, "Expenses"). The right to indemnification conferred in this
Article IX shall be a contract right. It is the corporation's intent that these bylaws provide indemnification in excess of that expressly permitted by section 317 of the California General Corporation Law, as authorized by the corporation's Articles of Incorporation.

               Section 9.2. Authority to Advance Expenses. Expenses incurred by an officer or director (acting in his or her capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding; provided, however, that if required by the California General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director of officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article IX or otherwise. Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon the receipt of a similar undertaking, if required by law, and upon such other terms and conditions as the Board deems appropriate. Any obligation to reimburse the corporation for Expenses advanced shall be unsecured and no interest shall be charged thereon.

               Section 9.3. Provisions Nonexclusive. The rights conferred on any person by this Article IX shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles of Incorporation, agreement or vote of the stockholders or disinterested directors is inconsistent with these bylaws, the provision, agreement or vote shall take precedence.

               Section 9.4. Authority to Insure. The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article IX.

               Section 9.5.  Survival of Rights.  The rights provided by this
Article IX shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such person.

               Section 9.6. Settlement of Claims. The corporation shall not be liable to indemnify any Agent under this Article (i) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (ii) for any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

               Section 9.7. Effect of Amendment. Any amendment, repeal or modification of this Article IX shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.

               Section 9.8.  Subrogation.  in the event of payment under this
Article IX, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

               Section 9.9. No Duplication of Payments. The corporation shall not be liable under this Article IX to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

                                 ARTICLE X

             MAINTENANCE, AMENDMENT AND CONSTRUCTION OF BYLAWS

               Section 10.01. Maintenance of Bylaws. The officers of the corporation shall keep an original or copy of these Bylaws, as amended to date, at the corporation's principal executive office in California, or, if that office is not in this state, at the corporation's principal business office in California. If kept at an office in California, the Bylaws, as amended to date, shall be open to inspection by the shareholders. If the corporation has neither its principal executive office nor a principal business office in California, the Secretary shall, upon the written request of any shareholder, furnish a copy of these Bylaws, as amended to date, to that shareholder.

               Section 10.02. Adoption, Amendment or Repeal by Shareholders. Subject to compliance with any provisions of law or any limitations contained in the Articles of Incorporation, bylaws may be adopted, amended or repealed by the approval of the outstanding shares of the corporation, as that term is defined in Corporations Code section 152.

               Section 10.03. Adoption, Amendment or Repeal By Board. Subject to compliance with any provisions of law or any limitations contained in the Articles of Incorporation and subject to the rights of the outstanding shares of the corporation to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the approval of the Board; provided, however, that after shares are issued, a bylaw changing the authorized number of directors may only be adopted by the approval of the outstanding shares, as that term is defined in Corporations Code section 152.

               Section 10.04. Construction of Bylaws. Except as otherwise provided in these Bylaws or required by the context, the definitions provided in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the foregoing, the singular and plural number includes the other, and the word "person" includes a corporation or other entity as well as a natural person, whenever the context so indicates.